Exhibit 99.1

January 27, 2022

Interpace Biosciences Announces Appointment of Vijay Aggarwal, Ph.D. as New Director

PARSIPPANY, NJ, Jan. 27, 2022 (GLOBE NEWSWIRE) — Interpace Biosciences , Inc. (OTCQX: IDXG) (“Interpace”) a leader in enabling personalized medicine, is pleased to announce today that Vijay Aggarwal, Ph.D., has been appointed to the Interpace Board of Directors effective February 1, 2022. Dr. Aggarwal replaces Eric B. Lev, both designees of Ampersand 2018 Limited Partnership, a Series B Preferred stockholder of the Company.

Dr. Aggarwal has over thirty years of experience in both pharmaceutical services and clinical diagnostics. In addition to serving as Managing Partner of The Channel Group, Dr. Aggarwal provides strategic advisory services to companies with operations or investments in the clinical diagnostics, molecular diagnostic and anatomic pathology sectors. Dr. Aggarwal has previously served as CEO of Vaxigenix, a pharmaceutical company developing vaccine treatments for colorectal cancer, as President and CEO of Aureon Laboratories, Inc., a predictive pathology company offering advanced tissue analysis services to practicing physicians and the pharmaceutical industry, as President of AAI Development Services, Inc., a global contract research and development services company serving the pharmaceutical and biotech industries, and as President of Quest Diagnostic Ventures, where he had responsibility for new technology, new business models, clinical trials testing, and direct–to-consumer strategies. Earlier in his career, Dr. Aggarwal held many positions with SmithKline Beecham Clinical Laboratories (“SBCL”), the clinical laboratory operations of SmithKline Beecham plc, including direct responsibility for all of SBCL’s U.S.-based laboratories as Executive Vice President of Laboratories, responsibility for reimbursement as Vice President of Managed Care and several General Management assignments.

“We are very excited to welcome Dr. Aggarwal to our Board of Directors,” stated Thomas Burnell, President and CEO of Interpace. “We believe that with his background and experience he will make a significant contribution to the anticipated growth of our company in clinical services as well as pharma services. We would also like to thank Eric Lev for his service and contributions as a director in transforming Interpace from a molecular diagnostic testing and service company into a broader based biosciences business including biopharma services that has been capitalized with two well-known private equity firms,” continued Mr. Burnell.

About Interpace Biosciences

Interpace Biosciences is an emerging leader in enabling personalized medicine, offering specialized services along the therapeutic value chain from early diagnosis and prognostic planning to targeted therapeutic applications.

Clinical services, through Interpace Diagnostics, provides clinically useful molecular diagnostic tests, bioinformatics and pathology services for evaluating risk of cancer by leveraging the latest technology in personalized medicine for improved patient diagnosis and management. Interpace has five commercialized molecular tests and one test in a clinical evaluation program (CEP): PancraGEN® for the diagnosis and prognosis of pancreatic cancer from pancreatic cysts; PanDNA, a “molecular only” version of PancraGEN® that provides physicians a snapshot of a limited number of factors; ThyGeNEXT® for the diagnosis of thyroid cancer from thyroid nodules utilizing a next generation sequencing assay; ThyraMIR® for the diagnosis of thyroid cancer from thyroid nodules utilizing a proprietary gene expression assay; and RespriDX® that differentiates lung cancer of primary versus metastatic origin. In addition, BarreGEN®, a molecular based assay that helps resolve the risk of progression of Barrett’s Esophagus to esophageal cancer, is currently in a clinical evaluation program (CEP) whereby we gather information from physicians using BarreGEN® to assist us in gathering clinical evidence relative to the safety and performance of the test and also providing data that will potentially support payer reimbursement.

Pharma services, through Interpace Pharma Solutions, provides pharmacogenomics testing, genotyping, biorepository and other customized services to the pharmaceutical and biotech industries. Pharma services also advances personalized medicine by partnering with pharmaceutical, academic, and technology leaders to effectively integrate pharmacogenomics into their drug development and clinical trial programs with the goals of delivering safer, more effective drugs to market more quickly, while also improving patient care.

For more information, please visit Interpace Biosciences’ website at www.interpace.com.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and the Private Securities Litigation Reform Act of 1995, relating to the Company’s future financial and operating performance. The Company has attempted to identify forward looking statements by terminology including “believes,” “estimates,” “anticipates,” “expects,” “plans,” “projects,” “intends,” “potential,” “may,” “could,” “might,” “will,” “should,” “approximately” or other words that convey uncertainty of future events or outcomes to identify these forward-looking statements. These statements are based on current expectations, assumptions and uncertainties involving judgments about, among other things, future economic, competitive and market conditions and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company’s control. These statements also involve known and unknown risks, uncertainties and other factors that may cause the Company’s actual results to be materially different from those expressed or implied by any forward-looking statements, including, but not limited to, the adverse impact of the COVID-19 pandemic on the Company’s operations and revenues, the substantial doubt about the Company’s ability to continue as a going concern, the possibility that the Company’s estimates of future revenue, cash flows and adjusted EBITDA may prove to be materially inaccurate, the Company’s history of operating losses, the Company’s ability to adequately finance its business, the Company’s ability to successfully complete its rights offering, the Company’s ability to repay borrowings with Comerica Bank and BroadOak, the Company’s dependence on sales and reimbursements from its clinical services, the Company’s ability to retain or secure reimbursement including its reliance on third parties to process and transmit claims to payers and the adverse impact of any delay, data loss, or other disruption in processing or transmitting such claims, and the Company’s revenue recognition being based in part on estimates for future collections which estimates may prove to be incorrect. Additionally, all forward-looking statements are subject to the “Risk Factors” detailed from time to time in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2020, as amended, Current Reports on Form 8-K and Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. Because of these and other risks, uncertainties and assumptions, undue reliance should not be placed on these forward-looking statements. In addition, these statements speak only as of the date of this press release and, except as may be required by law, the Company undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Contacts:

Investor Relations

Interpace Biosciences, Inc.

(855) 776-6419

Info@Interpace.com